                                                                    EXHIBIT 99.1



Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, TX  77057

Ladies and Gentlemen:

        The undersigned hereby consents to being designated as a person expected to become a director of Crown Castle International Corp., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-1.

                                        Very truly yours,

                                        /s/ Michel Azibert
                                        -----------------------
                                        Michel Azibert


                                        Date:  June 15, 1998
                                              -----------------